EXHIBIT 23.2


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

TO: IBIZ Technology Corp.

         We hereby consent to the incorporation by reference in the foregoing Registration Statement on Amendment No. 1 to Form S-8 of our report dated February 8, 2002, relating to the financial statements of IBIZ Technology Corp. appearing in the IBIZ Technology Corp. Annual Report on Form 10-KSB for the fiscal year ended October 31, 2001, and to all references to our firm included in this Registration Statement.





                                              /s/ Stanley M. Moffitt
                                              MOFFITT & COMPANY, P.C.
                                              December 5, 2003